                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission

[X] Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         DREXLER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
        ------------------------------------------------------------------------

    (2) Form, schedule, or registration statement no.:
        ------------------------------------------------------------------------

    (3) Filing party:
        ------------------------------------------------------------------------

    (4) Date filed:
        ------------------------------------------------------------------------

                    [LOGO OF DREXLER TECHNOLOGY CORPORATION]

                            1077 Independence Avenue
                      Mountain View, California 94043-1601
                               ------------------

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           Friday, September 26, 1997
                                    2:00 p.m.



To the Stockholders:

    The 1997 Annual Meeting of Stockholders of Drexler Technology Corporation will be held in the Stanford Room at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California, on Friday, September 26, 1997, at 2:00 p.m., for the following purposes:

    1.  to elect directors;

    2. to approve a 450,000 share increase in the number of shares reserved for issuance under the 1991 Stock Option Plan; and

    3. to transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on Friday, August 1, 1997, are entitled to vote at this meeting and at any continuation or adjournment thereof.

                               By Order of the Board of Directors

                               JERALD E. ROSENBLUM
                               Secretary

Mountain View, California
August 19, 1997


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                         DREXLER TECHNOLOGY CORPORATION
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 26, 1997

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on Friday, September 26, 1997. Only stockholders of record on Friday, August 1, 1997, will be entitled to vote. At the close of business on that date, the Company had outstanding 9,238,066 shares of Common Stock.

    Stockholders are entitled to one vote for each share held. In the election of directors, votes can be cast only for persons whose names have been placed in nomination prior to the voting. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, an instrument revoking it, by duly executing a proxy bearing a later date which is presented to the meeting, or by attending the meeting and electing to vote in person. The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the instructions contained therein, and in the absence of instructions, will be voted for the nominees for directors, for Proposal No. 2, and according to the discretion of the proxy holder(s) on any other matters that properly come before the meeting or any adjournment thereof.

    The address of the Company's principal executive offices and the approximate date on which this Proxy Statement is being mailed to stockholders are shown on the accompanying Notice of Annual Meeting of Stockholders.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

    The authorized number of directors to be elected at this meeting is three. Management's nominees are Messrs. Jerome Drexler, Arthur H. Hausman, and William
E. McKenna, all of whom are presently directors of the Company. Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. As explained above, all proxies solicited hereby will be voted for the election of the three nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card. If any nominee should unexpectedly become unavailable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.

    No nominations for director of the Company by any person other than the Board of Directors shall be presented at the meeting unless the person making the nomination is a stockholder as of the record date and shall have given timely notice to the Secretary. In order to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal offices of the Company no later than the close of business on August 29, 1997. Such notice shall (i) set forth the name and address of the person making the nomination and of the nominee, together with such information concerning the nomination and the nominee as is required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee, and (ii) include the duly executed written consent of the nominee to serve as a director if elected.

    The table below contains information respecting the number of shares and percentage of the Company's Common Stock beneficially owned by each of the Company's three directors, by each executive officer of the Company, and by all executive officers and directors as a group, as of July 15, 1997. The beneficial owners of the shares have full voting and investment power, except as indicated in the table, and have addresses in care of the Company. There are no family relationships among any directors or executive officers of the Company. As of the close of business on July 15, 1997, the Company had outstanding 9,213,066 shares of Common Stock.

                    STOCK OWNERSHIP BY DIRECTORS AND OFFICERS


                                                               Director     Common              Percentage
Name, Principal Occupation, and Other Directorships   Age       Since       Shares               of Class
--------------------------------------------------    ---      --------     ------              ----------

JEROME DREXLER . . . . . . . . . . . . .               69       1968       1,415,098(1)         15.4%
Chairman of the Board of Directors and
Chief Executive Officer of the Company
and its wholly owned subsidiary,
LaserCard Systems Corporation



ARTHUR H. HAUSMAN . . . . . . . . . . . .              73       1981          37,500(2)           .4%
Director; private investor. Retired
Chairman, President, and Chief Executive
Officer of Ampex Corporation
(manufacturer of professional
audio-video systems, data/memory
products, and magnetic tape); Director
of California Amplifier, Inc. (low-noise
amplifiers); Director of California
Microwave, Inc. (commercial
telecommunications and defense elec-
tronics); and Director Emeritus of
Technology for Communications
International (high-frequency antenna
systems and electronic recon- naissance
systems)


WILLIAM E. McKENNA . . . . . . . . . . .               77       1970          51,000(2)           .6%
Director; private investor. Director of
California Amplifier, Inc. (low- noise
amplifiers); Safeguard Health
Enterprises, Inc. (healthcare services);
Midway Games, Inc. (interactive
entertainment software for the coin-
operated and home markets), and WMS
Industries, Inc. (coin-operated and home
video and other games)


RICHARD M. HADDOCK . . . . . . . . . . .               45       N/A           64,000(3)           .7%
President and Chief Operating Officer
of the Company and its wholly owned
subsidiary, LaserCard Systems
Corporation


CHRISTOPHER J. DYBALL . . . . . . . . .                46       N/A           85,747(4)           .9%
Executive Vice President of the Company
and General Manager, Card Manufacturing


STEVEN G. LARSON . . . . . . . . . . . .               46       N/A           85,747(4)           .9%
Vice President of Finance and
Treasurer of the Company and its wholly
owned subsidiary, LaserCard Systems
Corporation.


All Executive Officers And Directors As                                    1,706,441(6)         18.5%
A Group (The Six Persons Named Above)..

------------------

(1) Includes 162,000 Shares Purchasable By Exercise Of Option Within 60 Days. Does Not Include 172,100 Shares Owned by Mr. Drexler's wife and 15,300 shares held indirectly by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Does not include 21,500 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife.
(2)  Includes 18,000 shares purchasable by exercise of option within 60 days.
(3) Includes 64,000 shares purchasable by exercise of option within 60 days.
(4) Includes 85,000 shares purchasable by exercise of option within 60 days.
(5) Includes 52,950 shares purchasable by exercise of option within 60 days, including options for 26,450 shares subject to trust in favor of Marsha Larson.
(6)  Includes 399,950 shares purchasable by exercise of option within 60 days.

Board Meetings and Committees

    The Board of Directors held six meetings during the 1997 fiscal year ended March 31, 1997. The Board has standing Audit, Compensation, and Stock Option Committees. There is no Nomination Committee. The Audit Committee is composed of Messrs. McKenna and Hausman. The Compensation Committee is composed of Messrs. McKenna and Drexler. The Stock Option Committee is composed of Messrs. McKenna and Hausman. During the 1997 fiscal year, the Compensation Committee held no meetings, the Stock Option Committee held four meetings, and the Audit Committee held two meetings. During the 1997 fiscal year, all Board and committee meetings were attended by all members.

    The Audit Committee has functions both as to the Company's independent public accountants and internal accounting. Its functions as to the Company's independent public accountants are to (1) recommend engagement and discharge,
(2) review the plan and results of the auditing engagement, (3) approve additional professional services, (4) review the accountants' independence, and
(5) consider the range of audit and nonaudit fees. Its functions as to the Company's internal accounting are to (1) review the scope and results of procedures for internal auditing and (2) consider comments from the independent public accountants with respect to internal accounting controls. The function of the Compensation Committee is to approve the salaries of executive officers (other than the Chief Executive Officer) and certain other management employees. The function of the Stock Option Committee is to administer the Company's 1991 Stock Option Plan.

Director Compensation

    Each of the three directors receives a fee of $1,200 per month for serving as a director, the standard fee in effect since July of 1995. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company.

    The Company's 1991 Stock Option Plan provides for the automatic grant of a five-year, non-statutory stock option to purchase 15,000 shares of the Company's Common Stock on the date any person first becomes a director. These grants to newly elected directors become exercisable in cumulative increments of one-third each at the end of 24 months, 36 months, and 48 months from the date of grant. The 1991 Stock Option Plan further provides that on the date of the Company's annual meeting of stockholders, each director who has served as a director of the Company for the preceding nine-month period, who is also a member of the Stock Option Committee, and who is re-elected at such annual meeting, is automatically granted a five-year, non-statutory stock option to purchase 6,000 shares of the Company's Common Stock. The option share grants to such re-elected directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's Common Stock on the effective date of the grant of the option.

Required Vote for Approval of Proposal No. 1

    The election of each nominee to the Board of Directors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. While there is no definitive statutory or case law in Delaware as to the proper treatment of abstentions in the counting of votes with respect to election of directors, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and in determining the total number of shares present or represented and entitled to vote for the election of directors. In light of the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In accordance with applicable rules, brokers vote shares in accordance with instructions received from the beneficial owners of the shares; in the absence of specific voting instructions from the beneficial owners, brokers vote such shares in accordance with their own discretion.

            Management recommends a vote FOR election of the nominees
                            listed in Proposal No. 1.


               PROPOSAL NO. 2: AMENDMENT TO 1991 STOCK OPTION PLAN

Amendment to Increase Authorized Number of Shares under 1991 Stock Option Plan

    Proposal No. 2 seeks shareholder approval of an amendment to the Company's 1991 Stock Option Plan (the "1991 Option Plan") to increase the total number of shares in the 1991 Option Plan by 450,000, from 1,920,000 to 2,370,000 shares. As of August 1, 1997, options covering a total of 606,630 shares have been exercised under the 1991 Option Plan, and the shares are no longer available for option grants.

    On May 12, 1997, the Board of Directors approved, subject to stockholder approval, an amendment to the 1991 Option Plan to increase the aggregate number of shares available thereunder by 450,000 shares in order to have an adequate number of shares available for future option grants. On that date, of the 1,920,000 shares of the Company's Common Stock reserved for issuance under the 1991 Option Plan, 98,840 shares remained available for future grants, prior to giving effect to the proposed increase.

    The Board of Directors believes that it is in the best interest of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company and its subsidiaries. Although in September of 1996, the Company's stockholders approved an amendment to the 1991 Stock Option Plan to increase the number of shares reserved thereunder by 250,000 shares, the Board of Directors believes that the 98,840 shares remaining available as of May 12, 1997 for granting options pursuant to the 1991 Option Plan are insufficient for that purpose. The 450,000 share increase sought under Proposal No. 2 represents less than 5 percent of the Company's 9,238,066 total outstanding shares as of its proxy solicitation record date of August 1, 1997.

Required Vote for Approval of Proposal No. 2

    Approval of the foregoing amendment to the 1991 Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. Votes against are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such number of votes has been obtained. Refer to the discussion on pages 3 and 4 with respect to the effect of abstentions. In accordance with applicable rules, brokers vote shares in accordance with instructions received from the beneficial owners of the shares; in the absence of specific voting instructions from the beneficial owners, brokers vote such shares in accordance with their own discretion.

         Management recommends a vote FOR approval of Proposal No. 2 --
                       Amendment to the 1991 Option Plan.

Summary of 1991 Option Plan

    The 1991 Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (47 persons as of July 15, 1997) of options to purchase shares of the Company's $0.01 par value Common Stock.

    The purpose of the 1991 Option Plan is to enhance the concern of the Company's key employees and consultants (including officers and directors) in the success of the Company by giving them an ownership interest in the Company and to give such persons an incentive to continue their service to the Company. The plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to themselves, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options. Members of the Stock Option Committee and newly elected directors are automatically granted non-statutory stock options as more particularly described on page 3 of this document.

    Options granted to employees may be designated as incentive stock options
(ISOs) or as non-statutory stock options (NSOs), whereas only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the 1991 Option Plan having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the NSO. Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

    ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee). All of the presently outstanding options under the 1991 Option Plan have five-year terms, with the exception of five ten-year options. In general, the options are not immediately exercisable upon grant, but become exercisable in installments upon the passage of time or the occurrence of certain events. Options granted under the 1991 Option Plan typically have become exercisable in installments of one-third each after two, three, and four years from the date of grant, although one NSO granted in June of 1996 becomes exercisable in installments of 20 percent each after six, 18, 30, 42, and 54 months from the date of grant. However, the 1991 Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options; and certain options are immediately exercisable upon grant.

    All options granted under the 1991 Option Plan must have an exercise price not less than the fair market value of the Company's Common Stock on the date the option is granted. Fair market value per share is the average of the high and low trading prices as reported by The Nasdaq Stock Market on the date of grant. Payment for the shares upon the exercise of options is in cash unless payment by promissory note is directed by the full Board of Directors or payment by utilization of outstanding Company stock owned by the optionee is directed by the Stock Option Committee or by the full Board of Directors. The Company receives no cash consideration upon the granting of options. The number of shares remaining available in the 1991 Option Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

    In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the 1991 Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

    (1) permitting optionees no less than thirty days to exercise the vested portion of their options;

    (2) having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

    (3) providing for vesting of 100 percent of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

    The Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including current officers who are not executive officers as a group.

Executive Officers

    The table below lists the names and ages of the Company's current executive officers, the position held, and the year when first appointed. It is anticipated that each such executive officer will continue in his position, although there is no understanding or arrangement to that effect. Any executive officer could resign or be replaced or removed by the Board of Directors at any time.


                               EXECUTIVE OFFICERS


                                                                                                Officer
    Name                   Age                            Position with Company                  Since
    ----                   ---                            ---------------------                 -------

Jerome Drexler             69    Chairman of the Board of Directors and Chief Executive Officer  1968
                                 of the Company and its wholly owned subsidiary, LaserCard
                                 Systems Corporation

Richard M. Haddock (1)     45    President and Chief Operating Officer of the Company and its    1997
                                 wholly owned subsidiary, LaserCard Systems Corporation

Christopher J. Dyball      46    Executive Vice President of the Company and General Manager,    1992
                                 Card Manufacturing

Steven G. Larson           47    Vice President of Finance and Treasurer of the Company and      1987
                                 its wholly owned subsidiary, LaserCard Systems Corporation


(1) Richard M. Haddock became an executive officer of the Company on February 22, 1997. He has worked for the Company in management positions since 1981, and has been President and Chief Operating Officer of the Company's wholly owned subsidiary, LaserCard Systems Corporation, since 1990.

Executive Compensation

    The following table discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 1997, for services rendered in all capacities to the Company and its subsidiaries.


                           SUMMARY COMPENSATION TABLE


                                              Annual Compensation    Long-Term Compensation

                                 Fiscal                                 Shares Underlying
Name and Principal Position       Year      Salary ($)     Bonus ($     Option Grants (#)
---------------------------       ----      ----------     ---------    ----------------
Jerome Drexler                    1997       $160,755       $      0         45,000
  Chairman of the Board and       1996       $146,956       $      0         30,000
  Chief Executive Officer         1995       $122,308       $      0         17,000

Richard M. Haddock                1997       $113,456       $      0         51,000
  President and                   1996       $107,345       $      0        105,000
  Chief Operating Officer         1995       $102,979       $      0         17,000

Christopher J. Dyball
  Executive Vice President        1997       $111,052       $      0         36,000
  and General Manager,            1996       $107,206       $      0         75,000
  Card Manufacturing              1995       $102,979       $      0         17,000

Steven G. Larson                  1997       $114,502       $      0         51,000
  Vice President of Finance       1996       $ 97,202       $      0         60,000
  and Treasurer                   1995       $ 93,396       $      0         17,000


Stock Option Grants to Executive Officers

    The following table sets forth the stock options granted to each of the Company's four executive officers under the Company's 1991 Option Plan during the 1997 fiscal year ended March 31, 1997. The table sets forth hypothetical dollar gains or "option spreads" for the options at the end of their respective terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on arbitrarily assumed annualized rates of compounded appreciation of the market price at the date of grant of 5 percent and 10 percent from the date the option was granted to the end of the option term. However, no gain to the optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                Individual Grants
                      ------------------------------------
                                     Percent of                           Potential Realizable Value at
                        Shares     Total Options  Exercise                  Assumed Annual Rates of
                      Underlying     Granted to    Price      Expiration  Stock Price Appreciation for
                       Options     All Optionees ($/Share)       Date       5- or 10-Year Option Term
                                                                             -------------------------
   Name               Granted(#)  in Fiscal Year    (1)           (2)            5%          10%
   ----               ----------  --------------  -------       -------          --          ---
Jerome Drexler          30,000         8.4%       $12.625       9/20/06        $238,194    $603,630
                        15,000         4.2%       $13.0625      2/21/07        $123,224    $312,274

Richard Haddock         21,000         5.9%       $12.625       9/20/01        $ 73,249    $161,861
                        30,000         8.4%       $13.0625      2/21/02        $108,268    $239,244

Christopher Dyball      21,000         5.9%       $12.625       9/20/01        $ 73,249    $161,861
                        15,000         4.2%       $13.0625      2/21/02        $ 54,134    $119,622

Steven Larson           36,000        10.1%       $12.625       9/20/01        $125,570    $277,477
                        15,000         4.2%       $13.0625      2/21/02        $ 54,134    $119,622


(1) At the discretion of the Board of Directors and/or Stock Option Committee, the optionee may pay the exercise price to the Company in cash, by promissory note, or by delivering already owned shares, subject to certain conditions.

(2) Mr. Drexler's options have ten-year terms. Options granted to Messrs. Haddock, Dyball, and Larson have five-year terms. These options are subject to earlier termination in certain events.


Aggregated Option Exercises and Options Held by Executive Officers

     The following table sets forth the value of options exercised by the Company's executive officers during the 1997 fiscal year and remaining unexercised at fiscal year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                         Shares                      Number of Securities Underlying         Value of Unexercised
                       Acquired on       Value           Unexercised Options at             In-the-Money Options at
                        Exercise       Realized            Fiscal Year-End (#)              Fiscal Year-End ($)(2)
                                                           -------------------              ----------------------
   Name                 (#)             ($)(1)       Exercisable      Unexercisable        Exercisable  Unexercisable
   ----                ------          --------      -----------      -------------        -----------  -------------

Jerome Drexler         50,000          $215,405         187,000               0              $589,700    $     0

Richard Haddock        47,500          $306,343          64,000          96,000              $194,875    $53,437

Christopher Dyball     25,000          $177,433          85,000          81,000              $308,125    $53,437

Steven Larson (3)      36,950          $248,407          52,950          81,000              $171,912    $35,624


(1) Market value of underlying securities (based on the fair market value of the Company's Common Stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal year end (based on $10.25 per share, the average of the high and low trading prices of the Company's Common Stock on The Nasdaq Stock Market as of March 31, 1997) minus the exercise price.

(3) Includes options subject to trust in favor of Marsha Larson, for whose benefit 15,000 shares were acquired upon exercise in fiscal 1997 (for value realized of $111,581). At fiscal year end, 26,450 shares remained underlying those options that were exercisable (for value of $85,850) and 2,031 shares remained underlying those options that were unexercisable (for value of $2,411).

Principal Stockholder

     The table below shows the name, address, number of shares held, nature of ownership, and percentage of shares held as of July 15, 1997, by the only person or entity known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock.


                                                   Number of Shares and                    Percentage
           Name and Address                         Nature of Ownership                     of Class
           ----------------                        --------------------                    ----------
Jerome Drexler                                         1,415,098(1)                           15.4%
c/o Drexler Technology Corporation                   Full dispositive
1077 Independence Avenue                             and voting power
Mountain View, CA  94043


---------------------


(1) Includes 162,000 shares purchasable by exercise of option within 60 days. Does not include 172,100 shares owned by Mr. Drexler's wife and 15,300 shares held indirectly by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Does not include 21,500 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife.

Compensation Committee Interlocks and Insider Participation

     Jerome Drexler, the Company's Chief Executive Officer, is a member of the Compensation Committee. The Compensation Committee is responsible for setting the salaries of the Company's executive officers, other than the Chief Executive Officer, and for certain other management employees of the Company and its subsidiaries.

Employment Contracts, Termination of Employment, and Change of Control Arrangements

     None of the Company's executive officers has employment or severance arrangements with the Company. Under the terms of the 1991 Stock Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the 1991 Option Plan. See the summary of the 1991 Option Plan on pages 5 and 6 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than 10 percent of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, the Company believes that during the 1997 fiscal year, its officers, directors, and holder of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements.

     With reference to the next two sections, headed "Compensation Policy" and "Stock Performance Chart," and notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or part, the Compensation Policy and the Stock Performance Chart shall not be incorporated by reference in any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

Compensation Policy

     The Board of Directors, in coordination with the Compensation Committee and Stock Option Committee, establishes the general compensation policies of the Company and specific compensation levels for the Company's Chief Executive Officer and other executive officers. The Company's compensation policy, as adopted and revised from time to time, is to provide total compensation opportunities that are competitive with the pay practices of other companies and thereby enable the Company to attract and retain superior performing managers. This is accomplished through a combination of cash incentives and equity incentives which are granted to the Company's executive officers as well as to a broad range of the Company's employees. The Company believes that this closely aligns employee interests with those of its stockholders.

     The Board considered a total package for the Company's Chief Executive Officer in the context of the Company's objectives and business strategy. The analysis included reviewing compensation of chief executive officers of comparable companies within similar industries. The Company's overall financial performance was considered by the Board in determining the Chief Executive Officer's compensation; however, the specific performance of the Company's Common Stock was not a factor. In addition, the Board considered factors such as the individual's past performance and future potential. The same factors and considerations were used in determining the compensation of the Company's other executive officers as were used in setting the compensation of the Chief Executive Officer.

     The Company also maintains a Management Bonus Plan for its management employees. The Board determines the Company contribution to a bonus pool. This contribution is usually related to performance criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. The Chief Executive Officer then has sole discretion to allocate this bonus pool among the employees of the Company, excluding himself. The Company made no contribution to the bonus pool during fiscal 1997.

      Compensation Committee                 Stock Option Committee
      ----------------------                 ----------------------

        Jerome Drexler                         Arthur H. Hausman
       William E. McKenna                      William E. McKenna



Stock Performance Chart

     The following stock performance chart compares the cumulative total return for the Company's Common Stock over the past five fiscal years, to the Standard & Poor's 500 Stock Index ("S&P 500") and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for Nasdaq Stock Market Computer Manufacturing Companies, which includes manufacturers of computer storage devices. The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1992, and that any dividends were reinvested.

                             COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN*

                 *Total Return Assumes Reinvestment of Dividends


                     [STOCK PERFORMANCE CHART APPEARS HERE]

     The stock performance chart was plotted using the following data:


                                                   Fiscal   Year Ending March 31,
                                      ---------------------------------------------------------------

                                       1992       1993       1994       1995       1996       1997
                                       ----       ----       ----       ----       ----       ----
Drexler Technology Corporation....... $100.00    $ 84.78    $102.17    $102.17    $ 210.87   $ 178.26
S&P 500.............................. $100.00    $115.23    $116.93    $135.13    $ 178.51   $ 213.89
CRSP Nasdaq Computer Manufacturers... $100.00    $113.98    $110.68    $132.16    $ 203.54   $ 223.02


         PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS


Independent Public Accountants

     Arthur Andersen LLP are the Company's independent public accountants for the current fiscal year and first held this position for the fiscal year ended March 27, 1981. The independent public accountants are appointed by the Board of Directors. During the fiscal year ended March 31, 1997, Arthur Andersen LLP performed audit services including examination of annual financial statements, assistance on accounting and financial reporting matters, and performed tax services including the preparation of returns and the rendering of planning advice. Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

Proxy Cost and Solicitation

     The Company will bear the entire cost of preparing, assembling, printing, and mailing proxy materials furnished by the Board of Directors to the stockholders. Copies of proxy materials will be furnished to brokers, dealers, banks, voting trustees, and their nominees for forwarding to the beneficial owners. The Company has retained Corporate Investor Communications, Inc. ("CICI") to assist, if necessary, in the solicitation of proxies from banks, brokers and nominees at an approximate cost of $4,500 plus out-of-pocket expenses. In addition to the solicitation of proxies by use of the mails and by CICI, some of the officers, directors, and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

Other Matters; Stockholder Proposals for 1998 Annual Meeting

     The Board of Directors knows of no other matters which will be brought before the meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the proxy holders.

     Subject to Securities and Exchange Commission regulations, stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than April 21, 1998 in order to be included in the 1998 Proxy Statement.

Financial Statements

     The Company's Annual Report for the 1997 fiscal year ended March 31, 1997, is being sent concurrently to the Company's stockholders. If you have not received or had access to the fiscal 1997 Annual Report, please notify the Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043-1601, and a copy will be sent to you.


This Proxy Statement was printed on recycled paper.

PROXY




                           DREXLER TECHNOLOGY CORPORATION

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--
                        FOR ANNUAL MEETING SEPTEMBER 26, 1997

The undersigned hereby appoints Jerome Drexler and Jerald E. Rosenblum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Drexler Technology Corporation held of record by the undersigned on Friday, August 1, 1997 at the Annual Meeting of Stockholders to be held on Friday, September 26, 1997, or any continuation or adjournment thereof.

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




------------------------------------------------------------------------------
                                FOLD AND DETACH HERE

       YOUR VOTE IS IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
                PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD
                  IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

               IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE
                 ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS.

                  IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY
                       WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                                              Please mark
                                                              your vote as  /X/
                                                              indicated in
                                                              this example.

                                         WITHHELD
ITEM 1 -- ELECTION OF DIRECTORS.  FOR    FOR ALL
                                  /  /    /  /
          Nominees: Jerome Drexler
                    Arthur H. Hausman
                    William E. McKenna

WITHHELD FOR: (Write that nominee's name in the space provided below):


----------------------------------------------------------------

                                               FOR      AGAINST      ABSTAIN
ITEM 2 -- APPROVAL OF AN AMENDMENT TO 1991
          STOCK OPTION PLAN.                   /  /       /  /         /  /

                                               FOR      AGAINST      ABSTAIN
ITEM 3 -- OTHER MATTERS. In their discretion,
          the Proxies are authorized to vote   /  /       /  /         /  /
          upon such other matters as may
          properly come before the meeting
          or any adjournment or continuation
          thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THE PROXY IS SIGNED AND RETURNED WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THIS MEETING.






Signature(s) ___________________________________________ Date ___________ , 1997

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person.


-------------------------------------------------------------------------------
                                FOLD AND DETACH HERE

                   WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                         PLEASE MARK, SIGN, DATE AND RETURN
                THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     THANK YOU.